UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		September 23, 2013
MOKITA, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-167275	46-0525378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7695 SW 104th Street, Suite 210, Miami, Florida		33156
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(305) 663-7140
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 7.01	Regulation FD Disclosure

Effective August 23, 2013, our company filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized, issued and outstanding shares of common stock on a 10 new for one (1) old basis and, consequently, an increase to our authorized share capital from 100,000,000 to 1,000,000,000 common shares and our issued and outstanding common stock shall increase from 6,300,000 to 63,000,000 shares, all with a par value of $0.001.

The forward split becomes effective with the Over-the-Counter Bulletin Board at the opening of trading on September 23, 2013 under the symbol “MKITD”.  The "D" will be placed on our ticker symbol for 20 business days.  Our new CUSIP number is 608456 208.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Change filed with the Nevada Secretary of State on August 8, 2013 with an effective date of August 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOKITA, INC.
/s/ Irma N. Colón-Alonso
Irma N. Colón-Alonso
President and Director
Date: September 23, 2013